UNITED STATES
securities and exchange commission
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006 (December 12, 2006)

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 8.01 — Other Events

On December 12, 2006, AXIS Capital Holdings Limited (the “Company”) entered into an underwriting agreement by and among the Company, Citigroup Global Markets Inc. and the selling shareholders listed on Schedule I thereto (the “Selling Shareholders”) for the sale of 3,000,000 common shares, par value $0.0125 of the Company (the “Common Shares”) held by the Selling Shareholders and attached to this report as Exhibit 1.1. The closing of the transaction occurred on December 18, 2006.  The Common Shares were sold under the Company’s Form S-3 shelf registration statement (File No. 333-118023). The Company did not receive any proceeds from the sale of the Common Shares by the Selling Shareholders.

Item 9.01    Financial Statements and Exhibits

(d)         Exhibits

1.1           Underwriting Agreement, dated December 12, 2006, by and among the Company, Citigroup Global Markets Inc., as underwriter and the selling shareholders named in Schedule I thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2006

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Underwriting Agreement, dated December 12, 2006, by and among the Company, Citigroup Global Markets Inc., as underwriter and the selling shareholders named in Schedule I thereto.